THIRD AMENDMENT TO THE HUNTINGTON STRATEGY SHARES

EXCHANGE-TRADED FUND SERVICES AGREEMENT FOR

ADMINISTRATIVE SUPPORT SERVICES

THIS AMENDMENT DATED AUGUST 19, 2014, TO THE HUNTINGTON STRATEGY SHARES EXCHANGE-TRADED FUND SERVICES AGREEMENT FOR ADMINISTRATIVE SUPPORT SERVICES (“Amendment”) dated as of May 15, 2011, by and between The Huntington Strategy Shares (the “Trust”) and Huntington Asset Services, Inc. (“HASI”).

W I T N E S S E T H:

WHEREAS, the Trust and HASI are parties to that certain Huntington Strategy Shares Exchange-Traded Fund Services Agreement for Administrative Support Services dated as of May 15, 2011 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Original Agreement”).

WHEREAS, the Agreement permits amendment of the Agreement by the parties, in writing.

WHEREAS, the initial three year term of the Agreement as provided in Section 9 is scheduled to expire on June 30, 2015.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	The first and second sentences in Section 9 of the Agreement shall hereby be amended as follows:

“This Agreement shall become effective upon the launch of the Funds on or about June of 2012, and shall continue in effect until August 31, 2015, unless terminated with respect to a Portfolio or all Portfolios by HASI as set forth in Section 6(f) or unless terminated by either Party for any reason with at least 60 days prior written notice to the other Party. This Agreement will automatically renew for additional 1 year terms, unless terminated by either Party for any reason with at least 60 days prior written notice to the other Party.”

2. Exhibit C, “Fees and Expenses” to the Agreement shall hereby be amended and replaced in its entirety with the Amended and Restated Exhibit C attached hereto and made a part hereof.

3. Unless otherwise specified, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Original Agreement.

4. All references in the Original Agreement to the “Agreement” shall be deemed to be references to the Original Agreement, as amended hereby.

5. Except as expressly provided herein, the Original Agreement shall remain in full force and effect without any modification, amendment or change.

6. If any term, provision, covenant or condition of this Amendment, or any application hereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants, and conditions of this Amendment, and all applications hereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision, covenant or condition does not materially impair the ability of the parties hereto to consummate the transactions contemplated hereby.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON ASSET SERVICES, INC.

By:	/s/ Joseph L. Rezabek
Name: Joseph L. Rezabek
Title: President

HUNTINGTON STRATEGY SHARES

By:	/s/ R. Jeffrey Young
Name: R. Jeffrey Young
Title: Chief Executive Officer

EXHIBIT C

TO THE EXCHANGE-TRADED FUND SERVICES AGREEMENT

BETWEEN

THE HUNTINGTON STRATEGY SHARES AND

HUNTINGTON ASSET SERVICES, INC.

Amended and Restated as of August 19, 2014

Fees and Expenses

I.	Base Fees* (for Administrative Services as defined in Exhibit B – General Description of Administrative Support Services)

Annual Minimum Fees:
Year 1** -	$60,000.00
(**Applies to the existing portfolios listed in Exhibit Aas of May 11, 2012)
Year 2 -	$70,000.00
Year 3 and each year thereafter -	$70,000.00

*	Base Fees do not include out-of-pocket expenses which include but are not limited to: printing, postage and handling, shipping, record storage, Edgarizing or regulatory filing fees and all other expenses incurred on behalf of the Investment Company and its individual Portfolios. Additional services and/or fees not contemplated in Exhibit B or this exhibit will be negotiated on a per occurrence basis.

IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

HUNTINGTON ASSET SERVICES, INC.

By:	/s/ Joseph L. Rezabek
Name: Joseph L. Rezabek
Title: President

HUNTINGTON STRATEGY SHARES

By:	/s/ R. Jeffrey Young
Name: R. Jeffrey Young
Title: Chief Executive Officer

This Exhibit C, amended as of August 19, 2014, is hereby incorporated and made part of the Exchange-Traded Fund Services Agreement dated May 15, 2011, between the Trust and Huntington Asset Services, Inc., as amended (the “Agreement”), and replaces any and all prior versions of Exhibit C to the Agreement.

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